UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

West Corporation
(Name of Registrant as Specified In Its Charter)

Polygon Global Opportunities Master Fund
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 11, 2006, Polygon Global Opportunities Master Fund sent a letter to West Corporation, demanding, for the second time, pursuant to Delaware law, the right to inspect certain books and records of West Corporation, including materials relating to the proposed recapitalization announced by West Corporation on May 31, 2006. A copy of the letter is filed herewith as Exhibit 2.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY POLYGON GLOBAL OPPORTUNITIES MASTER FUND AND CERTAIN OF ITS AFFILIATES FROM THE STOCKHOLDERS OF WEST CORPORATION WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF WEST CORPORATION AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 HERETO.